                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 31st day of January 1994 by and between Merisel, Inc., a Delaware corporation (the "Company"), and ComputerLand Corporation, a Delaware corporation (the "Purchaser").


                                R E C I T A L S:
                                - - - - - - - -

          WHEREAS, in connection with the transactions contemplated by that certain Asset Purchase Agreement dated as of the date hereof among the Company, the Purchaser and Merisel FAB, Inc., the Company wishes to sell to the Purchaser, on the terms and conditions set forth in this Agreement, a number of shares of the Company's common stock, $.01 par value (the "Common Stock") as contemplated by Section 1.2; and

          WHEREAS, the Purchaser wishes to acquire such shares of Common Stock on the terms and conditions set forth in this Agreement.


                               A G R E E M E N T
                               - - - - - - - - -

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                    Authorization and Issuance of the Shares
                    ----------------------------------------

        1.1    Authorization of the Shares.  The Company has authorized the
               ---------------------------
issuance and sale of that number of shares of Common Stock contemplated by
Section 1.2 hereof.

        1.2    Sale of the Shares.  At the Closing (as defined in Section 7.1),
               ------------------
subject to the terms and conditions hereof, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase that number of shares of Common Stock (the "Shares"), rounded to the nearest whole share, determined by dividing the Additional Receivable Amount (as defined in the Distribution and Services Agreement dated the date hereof between the Purchaser and Merisel FAB, Inc., a wholly-owned subsidiary of the Company ("Merisel FAB")) as it shall exist at the Closing (but not in excess of $20,000,000) by $18.13 (subject to adjustment for stock splits, stock dividends and similar events). The aggregate purchase price to be paid by the Purchaser for the Shares shall be equal to the Additional Receivable Amount and shall be paid by cancellation by the Purchaser of the Additional Receivable Amount (not to exceed $20,000,000).

                                   SECTION 2

                 Representations and Warranties of the Company
                 ---------------------------------------------

          The Company hereby represents and warrants to the Purchaser that:

         2.1   Due Authorization and Execution.  The Company has all necessary
               -------------------------------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Company has duly authorized and approved the execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement. No other corporate proceeding or action on the part of the Company or its stockholders is necessary to authorize and approve the execution and delivery of this Agreement or the performance by the Company of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming due execution and delivery by the Purchaser, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforcement may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally, (b) equitable principles (whether considered in an action at law or in equity) or (c) laws or principles of law limiting the enforceability of indemnification of or contribution for violations of securities laws.

         2.2   Organization of the Company.  The Company is a corporation duly
               ---------------------------
organized, validly existing and in good standing under the laws of State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company has made available or provided to the Purchaser complete and correct copies of its charter and bylaws, each as amended to the date hereof. Each subsidiary of the Company (a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and each has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company and each Subsidiary are duly qualified or licensed to do business as a foreign corporation and is in good standing in all other jurisdictions that require such qualification or licensing except where the failure to so qualify would not have a material adverse effect on the business, properties, assets, liabilities, prospects, results of operation, or financial condition of the Company and the Subsidiaries, taken as a whole (a "Company Material Adverse Effect").

        2.3  Capitalization.
             --------------

          (a) The Company's authorized capital stock consists of 1,000,000 shares of preferred stock, none of which shares were issued and outstanding as of the date hereof, and 50,000,000 shares of Common Stock, of which 29,604,229 shares were issued and outstanding as of December 31, 1993. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are free of preemptive rights with respect thereto. Except with respect to plans and agreements filed as exhibits to the SEC Filings (as defined in Section 2.4), there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock. Except with respect to shares of capital stock issued pursuant to the foregoing plans and agreements, no shares of capital stock have been newly issued by the Company since December 31, 1993.

          (b) All Shares to be issued pursuant to the terms of this Agreement will be duly authorized and validly issued, fully paid and nonassessable.

        2.4    Financial Statements and SEC Reports.  The Company heretofore has
               ------------------------------------
delivered to the Purchaser true and complete copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (the "1992 10-K"), the Proxy Statement for the Company's 1993 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission (the "SEC") and any filings made with the SEC since December 31, 1992 (the "SEC Reports") including any financial statements or schedules included or incorporated by reference therein (the "Company Financial Statements" and collectively with the SEC Reports, the "SEC Filings"). As of their respective dates, the SEC Filings complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (along with the rules and regulations thereunder, the "Securities Act") and the Securities Exchange Act of 1934, as amended (along with the rules and regulations thereunder, the "Exchange Act"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Financial Statements included in the SEC Filings were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes thereto and except that the quarterly financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles) and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the

Company and its subsidiaries as of the dates and for the periods indicated (subject, in case of unaudited quarterly financial statements, to normal year-end adjustments).

        2.5    No Violation.  Neither the execution and delivery of, nor the
               ------------
consummation of the transactions contemplated by, this Agreement will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of the charter, bylaws or other governing instruments of the Company or any of its Subsidiaries, or any contract, agreement, license or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their properties are bound; (b) an event that would permit any Person, as such term is defined in the Exchange Act, to terminate any contract, agreement, license or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their properties are bound, or to accelerate the maturity of any indebtedness or other obligation of the Company or any of its Subsidiaries; (c) the creation or imposition of any lien, mortgage, pledge, charge or encumbrance of any kind upon any asset of the Company or any of its Subsidiaries; (d) a violation or breach of any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, or any writ, injunction or decree of any court or governmental instrumentality to which the Company or any of its Subsidiaries is a party or by which any of them or their properties are bound; or (e) the necessity to obtain the consent or approval of, or give notice to or register with any nongovernment third party, in each of the cases set forth in (a) through (e) above subject to exceptions which will not, individually or in the aggregate, have a Company Material Adverse Effect.

        2.6    Governmental Consents.  Other than in connection with the Hart-
               ---------------------
Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Securities Act (as contemplated by Section 4), no notice to or filing with, and no authorization, consent or approval of, any domestic or foreign court or any public or governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for notices or filings the failure to give or make, and authorizations, consents and approvals the failure to obtain, would not, individually or in the aggregate, have a Company Material Adverse Effect, or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.

        2.7    Compliance with Law.  Neither the Company nor any of its
               -------------------
Subsidiaries has been, or is now, in violation of any federal, state or local laws, regulations or orders relating to the operation, conduct or ownership of the property or business of the Company or any of its Subsidiaries, which violations have or will have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has all licenses, permits and certificates from governmental agencies necessary for the conduct of its business as now conducted, the failure of which would have a Company Material Adverse Effect.

        2.8    Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any judgment, award, decree, injunction, rule or order of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which has or could have a Company Material Adverse Effect.

        2.9    No Material Adverse Change.  Since September 30, 1993 the Company
               --------------------------
has not suffered any Company Material Adverse Effect.

        2.10   Registration Statement.  On the effective date of the
               ----------------------
Registration Statement (as defined in Section 4), the Registration Statement (including documents incorporated therein by reference, financial statements and schedules) other than the Written Information (as defined in Exhibit A) and the prospectus relating thereto will contain all material information required to be included therein by the Securities Act and will conform in all material respects to the requirements of the Securities Act and will not include any untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the Statements therein, in light of the circumstances under which they were made, not misleading.


                                   SECTION 3

           Representations, Warranties and Covenants of the Purchaser
           ----------------------------------------------------------

          The Purchaser represents, warrants and covenants to the Company that:

        3.1    Investment Intent.  The Purchaser is acquiring the Shares for
               -----------------
investment for the Purchaser's own account and not with the view to, or for resale in connection with, any distribution thereof in violation of any applicable securities laws. The Purchaser understands that the issuance of the Shares has not been registered under the Securities Act by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein and as explicitly acknowledged hereby.

        3.2    Investigation and Experience.  The Purchaser has had an
               ----------------------------
opportunity to discuss the Company's business, management and financial affairs with the Company's management. The officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered, to the Purchaser's satisfaction, all inquiries made thereby. The Purchaser acknowledges that the investment in the Shares contemplated by this Agreement involves risk. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests in connection with this Agreement and the transactions contemplated hereby.

        3.3    Compliance with Laws.  The Purchaser understands and agrees that
               --------------------
the issuance of the Shares it is acquiring hereunder have not been registered under the Securities Act and are characterized as "Restricted Securities" under the federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in reliance on exemptions available under the Securities Act. In this connection the Purchaser represents that it is aware of and understands Rule 144 under the Securities Act, as presently in effect. Purchaser agrees that any resale of the Shares by the Purchaser will be in compliance with all applicable securities laws.

        3.4    Accredited Investor.  The Purchaser is an "accredited investor"
               -------------------
within the meaning of Rule 501 under the Securities Act.


                                   SECTION 4

                             Registration of Shares
                             ----------------------

          The Company agrees it will use its best efforts to cause a registration statement on Form S-3 covering the resale of the Shares (the "Registration Statement") to be filed with, and to be declared effective by, the SEC as promptly as practicable. Additional agreements relating to such registration of the Shares are attached hereto as Exhibit A.

                                   SECTION 5

                   Conditions of the Purchaser's Obligations
                   -----------------------------------------

          The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date (as defined in Section 7 below) of each of the following conditions, any of which may be waived in whole or in part by the Purchaser:

        5.1    Representations and Warranties.  The representations and
               ------------------------------
warranties made by the Company in Section 2 hereof shall be true and correct in all material respects as of the date made and on the Closing Date (unless made as of a specific date).

        5.2    Performance.  All covenants, agreements and conditions contained
               -----------
in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

        5.3    Officer's Certificate.  The Purchaser shall have received a
               ---------------------
certificate executed by an officer of the Company and dated as of the Closing Date to the effect that the conditions set forth in Sections 5.1, 5.2 and 5.4 have been satisfied at and as of the Closing Date.

        5.4    Waiting Periods; Prohibitions.  Any applicable waiting periods
               -----------------------------
under the HSR Act shall have expired or been terminated and there shall have been no statute, rule, injunction or other order promulgated, enacted, entered or enforced by any state, federal or foreign government or governmental authority or by any court, domestic or foreign, of competent jurisdiction which restrains, prohibits or delays the performance of this Agreement.

        5.5    Registration Statement.  The Registration Statement shall have
               ----------------------
been declared effective by the SEC on or before June 30, 1994.


                                   SECTION 6

                    Conditions of the Company's Obligations
                    ---------------------------------------

          The Company's obligation to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived in whole or in part by the Company.

        6.1  Representations and Warranties.  The representations and warranties
             ------------------------------
made by the Purchaser in Section 3 hereof shall be true and correct in all material respects as of the date made and on the Closing Date.

        6.2    Performance.  All covenants, agreements and conditions contained
               -----------
in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

        6.3    Officer's Certificate.  The Company shall have received separate
               ---------------------
certificates executed by an officer of each of the Purchaser and dated as of the Closing Date to the effect that the conditions set forth in Sections 6.1, 6.2 and 6.4 have been satisfied at and as of the Closing Date.

        6.4    Waiting Periods; Prohibitions.  Any applicable waiting periods
               -----------------------------
under the HSR Act shall have expired or been terminated and there shall have been no statute, rule, injunction or other order promulgated, enacted, entered or enforced by any state, federal or foreign government or governmental authority or by any court, domestic or foreign, of competent jurisdiction which restrains, prohibits or delays the performance of this Agreement.

        6.5    Registration Statement.  The Registration Statement shall have
               ----------------------
been declared effective by the SEC on or before June 30, 1994.


                                   SECTION 7

                         Closing, Payment and Delivery
                         -----------------------------

        7.1    Closing Date and Place of Closing.  The Closing shall occur at
               ---------------------------------
10:00 a.m., local time, on the date the Registration Statement has been declared effective by the SEC (the "Closing Date"), or on such later date as the Company and the Purchaser shall agree. The Company shall give the Purchaser at least two business days' notice of the Closing Date. The place of the Closing shall be at the Los Angeles offices of Riordan & McKinzie, 200 South Grand Avenue, 29th Floor, Los Angeles, California 90071 or at such other place as the Purchaser and the Company shall agree. If for any reason the Closing Date shall not have occurred on or before June 30, 1994, this Agreement shall be null and void without recourse to the parties hereto.

        7.2    Payment and Delivery.  At the Closing the Purchaser shall deliver
               --------------------
written evidence of the cancellation of Merisel FAB's obligation to pay the Additional Receivable Amount, and the Company shall immediately deliver to the Purchaser a certificate or certificates representing the Shares registered in the Purchaser's name. At the Closing, the Company shall pay to the Purchaser, by wire transfer in immediately available funds, all unpaid and accrued interest on the Additional Receivable Amount.


                                   SECTION 8

                                 Miscellaneous
                                 -------------

        8.1    Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of California.

        8.2    Successors and Assigns; Assignment.  Except as otherwise
               ----------------------------------
expressly provided herein, the terms and provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned without the written consent of the parties hereto except to (i) an Affiliate or a Secured Lender to the Purchaser (as defined in Article IX of the Services Agreement) on the terms and conditions set forth in Article IX of the Services Agreement and (ii) a transferee of all of the Shares that is an entity that meets the requirements of Section 11.7 of the Asset Purchase Agreement (as defined in Exhibit A).

        8.3    Notices.  All notices, requests, demands and other communications
               -------
which are required or may be given under this Agreement shall be given by personal delivery or by Federal Express or similar overnight courier, addressed as follows:

          If to the Company:

               Merisel, Inc.
               200 Continental Boulevard
               El Segundo, California 90245
               Attention:  Mr. Michael D. Pickett,
                           Co-Chairman and Chief Executive Officer


          with a copy to:

               Riordan & McKinzie
               300 South Grand Avenue
               Los Angeles, California 90071
               Attention:  Robert G. Morrish, Esq.

          If to the Purchaser:

               ComputerLand Corporation
               5964 West Las Positas Boulevard
               Post Office Box 9012
               Pleasanton, California 94566-9012
               Attention:  Richard F. Vitkus, Esq.

          with a copy to:

               O'Sullivan, Graev & Karabell
               30 Rockefeller Place
               New York, New York 10112
               Attention:  Lawrence G. Graev, Esq.


        8.4    No Third Party Beneficiaries.  Nothing in this Agreement, express
               ----------------------------
or implied, is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

         8.5    Transfer Procedures.  Should the Purchaser desire to sell or
               -------------------
otherwise dispose of all or any part of the Shares to be purchased hereunder at any time when the Registration Statement shall not be effective (or when notice has been given by the Company pursuant to Section 2(d)(ii) through (v) of Exhibit A), the Purchaser shall deliver to the Company a written opinion of counsel, reasonably satisfactory in form and substance to the Company, that an exemption from registration under the Securities Act is available and that the proposed disposition would comply with the Securities Act and any applicable state securities laws. Upon original issuance of the Shares and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Shares shall bear a legend in substantially the following form:

            "SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE ASSIGNED UNLESS PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS OR EXCEPT PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS ARE AVAILABLE."

The Company is hereby authorized to refuse to register a transfer of Shares that would be in violation of Article IX of the Services Agreement.

        8.6  Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        8.7    Titles and Subtitles.  The titles of the sections of this
               --------------------
Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.


THE COMPANY
- -----------

MERISEL, INC.


By  /s/ Timothy N. Jenson
    ---------------------
   Title:  Vice President
           --------------


THE PURCHASER
- -------------

COMPUTERLAND CORPORATION


By  /s/ Ware Grove
    --------------
   Title:  Vice President, Treasurer
           -------------------------

                                                        Exhibit A to
                                                        Stock Purchase Agreement


                         Registration Rights for Shares
                         ------------------------------


          Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Stock Purchase Agreement (the "Agreement") to which Exhibit A is attached.

          1.       Definitions.  For purposes of this Exhibit A;
                   -----------

          (a) the term "registration statement" shall mean a registration statement on Form S-3 (or other appropriate form) of the Company filed with the SEC which covers the resale of the Shares, including any amendments or supplements thereto;

          (b) the terms "effective" and "declaration of the effectiveness" refer to any declaration of the effectiveness of a registration statement by the SEC;

          (c) the term "registration expenses" means all reasonable expenses incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration and filing fees and printing expenses but shall not include the fees and disbursements of counsel and accountants for the Company; and

          (d) the term "prospectus" shall mean the prospectus included in the registration statement, as amended or supplemented.

          2.       Obligations of the Company.  In connection with the
                   --------------------------
registration of the resale of the Shares pursuant to the provisions of Section
4.1 of the Stock Purchase Agreement, the Company shall use it best efforts to:

          (a) (i) Prepare and file the registration statement with the SEC and cause the registration statement to become effective by as soon as practicable, and (ii) keep the registration statement effective until the earlier of (A) 36 months following the date of Closing (which period shall be extended for the period during which any holder of Shares shall be required to discontinue the disposition of the Shares pursuant to the last paragraph of this
Section 2) or (B) the date on which all Shares have been sold pursuant to the registration statement or an exemption from registration is available.

          (b) Prepare and file with the SEC such amendments and supplements to the registration statement and any prospectus used in connection with the registration statement as may be

                                       1.

necessary to keep the registration statement effective for the period set forth in clause (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Shares.

          (c) Furnish to each holder of Shares such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in the registration statement (including each preliminary prospectus) as such holder may reasonably request in order to facilitate the disposition of the Shares; and the Company hereby consents (subject to the last paragraph of this Section 2) to the use of the prospectus (or any supplement or amendment thereto) by each of the selling holders of Shares in connection with the offering and sale of Shares.

          (d) Promptly notify the selling holders of Shares (i) when the registration statement, the prospectus or any prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional or supplemental information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in the registration statement, as then in effect, or any document incorporated or deemed to be incorporated therein by reference includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or (v) of the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate.

          (e) Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement hereunder or any post-effective amendment thereto as promptly as practicable.

          (f) Upon the occurrence of any event contemplated by Section 2(d)(iv) or (v) above, as promptly as practicable prepare a supplement or post-effective amendment to the registration statement or a supplement to the prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as

                                       2.

thereafter delivered to the purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) Use its reasonable best efforts to cause all such Shares which have been so registered to be listed on each securities exchange and the National Association of Securities Dealers' interdealer quotation system on which the Common Stock is then listed, if any.

          (h) Register or qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as any holder of Shares requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period the Registration Statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Shares; provided, however, that the Company will not be required to qualify generally to
- --------  -------
do business in any jurisdiction where it not then so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not then so subject; and provided that all out-of-pocket expenses incurred by the Company in complying with this Section 2(h) shall be borne by the requesting holder (and this amount shall not be limited by the proviso contained in Section 4).

          Each holder of Shares agrees by acquisition of such Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(d)(ii), (iii), (iv) or (v), such holder will forthwith discontinue disposition of Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(f), or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

          3.       Furnish Information.  Each holder of Shares shall furnish to
                   -------------------
the Company such information regarding itself, the Shares held by such holder, and the intended method of disposition of such Shares as shall be required under the Securities Act to effect the registration of the Shares. In that connection, each holder of Shares shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects.

                                       3.

          4.        Expenses of Registration.  All registration expenses
                    ------------------------
incurred by the Company in connection with the registration pursuant to this Exhibit A shall be borne by the Purchaser; provided, that the Purchaser's
                                           --------
maximum obligations under this Section 4 shall be an amount equal to the actual registration and listing fees paid by the Company to the SEC and the National Association of Securities Dealers, Inc. plus $5,000.

          5.       Indemnification.
                   ---------------

          (a)      To the extent permitted by the Securities Act, the
Company will indemnify and hold harmless each holder of Shares, each person, if any, who controls each holder of Shares within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") and their respective employees, officers, directors, partners and agents (collectively, the "Indemnifiable Parties"), against any and all losses, claims, damages, expenses or liabilities (joint or several), insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise from or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the
                                            --------  -------
indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises from or is based upon a Violation which occurs in reliance upon and in conformity with the Written Information (as defined in Section 5(b)) furnished by the Indemnifiable Party seeking indemnification, nor shall the Company be liable to an Indemnifiable Party for any such loss, claim, damage, liability, expense or action to the extent that it arises from or is based upon
(i) any untrue statement or omission or alleged untrue statement or omission contained in any preliminary prospectus or final prospectus, or any amendments or supplements thereto, delivered by such Indemnifiable Party after the Company had provided notice to the holder of Shares, that such preliminary or final prospectus or such amendment or supplement thereto contained such untrue statement or omission or alleged untrue statement or omission or (ii) the failure of such Indemnifiable Party to deliver any preliminary prospectus or final prospectus,

                                       4.

or any amendments or supplements thereto, required under applicable securities laws, including the Securities Act, to be so delivered, provided that a sufficient number of copies thereof had been provided by the Company to such Indemnifiable Party.

          (b) To the extent permitted by the Securities Act, each holder of Shares will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and their respective employees, officers, directors, partners and agents (collectively, the "Company Indemnifiable Parties") against any and all losses, claims, damages, expenses or liabilities (joint or several), insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereto) arise from or are based upon any Violations to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with the respective written information furnished by such holder of Shares for use in connection with such registration, including (without limitation) the Financial Statements, (as defined in the Asset Purchase Agreement dated as of the date hereof (the "Asset Purchase Agreement"), among the Purchaser, Merisel FAB and, for purposes of Section 2.2 thereof, the Company) provided by the Purchaser pursuant to the Asset Purchase Agreement, (the "Written Information"). If and to the extent that the Company asserts claims hereunder with respect to the Financial Statements, (i) such claim shall be treated, for the purposes of determining the amount of liability only, as if it were a Loss under Section 7.6 of the Asset Purchase Agreement and shall be cumulated with any other Losses thereunder for the purposes of applying the monetary limitations on indemnification set forth therein, and (ii) in no event shall any indemnity under this Section 5(b) exceed the gross proceeds from the offering received by such holder of Shares. In no event will any holder of Shares have any liability under this Section 5(b) for any Violations by any other holder of Shares.

          (c)      Promptly after receipt by an indemnified party under
this Section 5 of notice of the commencement of any action (including any action by a governmental agency), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses of one such counsel to be paid by the indemnifying party, if, based upon the written opinion of counsel for the indemnified

                                       5.

party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to promptly notify an indemnifying party of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 to the extent such failure was prejudicial to its ability to defend such action, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 5.

          (d) If the indemnification provided for in this Section 5 is unavailable to any indemnified party in respect of any losses, claims, damages, expenses, liabilities actions referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company and the holders of Shares in connection with the statements or omissions which resulted in such losses, claims, damages, expenses, liabilities or actions, as well as any other relevant equitable considerations. The relative fault of the Company and the holders of Shares shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the holders of Shares agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses, liabilities or actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5 no holder of Shares shall be required to contribute any amount in excess of the amount by which the proceeds of the offering (before deducting expenses) received by such holder, exceeds the amount of any damages which such holder, has otherwise been required to pay by reason of such untrue or

                                       6.

alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) The obligations of the Company and each holder of Shares under this Section 5 shall survive the completion of any offering of Shares in a registration statement made under the terms of the Agreement, including this Exhibit A.

                                      7.